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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 17, 1997, which appears on page F-1 of the Annual Report on Form 10-K of Orange National Bancorp for the year ended December 31, 1996.


/s/ McGLADREY & PULLEN, LLP


Anaheim, California
January 21, 1998